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                              September 26, 1996


Kyzen Corporation
430 Harding Industrial Drive
Nashville, Tennessee 37211

    Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Kyzen Corporation, a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 600,00 shares (the "Shares") of Class A Common Stock, $.01 par value (the "Class A Common Stock"), of the Company under the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"), and 109,702 outstanding stock options for certain officers, directors and employees of the Company. A registration statement on Form S-8 (the "Registration Statement") covering the issuance and sale of the Shares from time to time upon exercise of stock options pursuant to the Plan is being filed under the Securities Act with the Securities and Exchange Commission (the "Commission") as of the date of this opinion.

     In reaching the conclusions expressed in this opinion, we have examined executed copies of the Registration Statement and all exhibits thereto. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Restated Articles of Incorporation of the Company and the Bylaws, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters, (iii) the 1994 Plan, (iv) outstanding stock option agreements, and (v) such other agreements and instruments relating to the Company as we deem necessary or appropriate for the purposes of the opinion expressed herein. In rendering such opinion, we have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary to the opinion expressed herein, and have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge. Furthermore, in rendering our opinion, we have assumed that the signatures on all documents examined by us are genuine, that all documents and corporate record books submitted to us as original are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     In issuing the opinion hereinafter expressed, we do not purport to be experts in the laws of any jurisdiction other than the United States of America.

     Based upon the foregoing and subject to the qualifications, exceptions, assumptions and limitations set forth, we are of the opinion that the shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Plan and upon exercise of the 109,702 outstanding stock options have been duly authorized and, when issued by the Company upon payment of the exercise price, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  WOLIN, FULLER, RIDLEY & MILLER LLP